UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2016 (April 13, 2016)

Fifth Street Finance Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-33901	26-1219283
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

777 West Putnam Avenue, 3rd Floor

Greenwich, CT 06830

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (203) 681-3600

Not Applicable

______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 18, 2016, Fifth Street Finance Corp. (the “Company”) entered into a Purchase and Settlement Agreement (the “PSA”) with Fifth Street Asset Management Inc. (“FSAM”), Fifth Street Holdings L.P., Leonard M. Tannenbaum, Chairman and Chief Executive Officer of FSAM, RiverNorth Capital Management, LLC (“RiverNorth Capital”), certain affiliated investment funds of RiverNorth Capital and RiverNorth Capital’s former director nominees. The terms of the PSA are described in the Company’s Definitive Proxy Statement (the “Proxy Statement”) on Schedule 14A, filed with the U.S. Securities and Exchange Commission on March 11, 2016.

On April 13, 2016, the Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). Set forth below are the two proposals voted upon by the Company’s stockholders at the Annual Meeting, as set forth in the Proxy Statement, together with the voting results for each such proposal. As of April 1, 2016, the record date for the Annual Meeting, 147,183,608 shares of the Company’s common stock were outstanding and entitled to vote.

Proposal 1. The Company’s stockholders elected the following three nominees to serve on the Board of Directors of the Company, each of whom will serve until the 2019 annual meeting of stockholders, or until his successor is duly elected and qualified: Todd G. Owens, Richard P. Dutkiewicz and Douglas F. Ray. The tabulation of votes was:

Name	Votes For	Withheld	Broker Non-Votes
Todd G. Owens	52,873,746	9,869,812	55,795,182
Richard P. Dutkiewicz	51,575,789	11,167,769	55,795,182
Douglas F. Ray	51,626,463	11,117,095	55,795,182

Proposal 2. The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016, as set forth below:

Votes For	Votes Against	Abstain
114,489,701	3,119,132	929,907

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2016	FIFTH STREET FINANCE CORP.

By: /s/ Kerry S. Acocella
Name: Kerry S. Acocella
Title: Chief Compliance Officer and Secretary